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Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
21C East Florida, LLC	DE
21st Century of Florida Acquisition, LLC	DE
21st Century Oncology—CHW, LLC	CA
21st Century Oncology and Our Lady of Lourdes Management Company, LLC	NJ
21st Century Oncology Holdings, B.V.	Netherlands
21st Century Oncology Management Services, Inc.	FL
21st Century Oncology of Alabama, LLC	AL
21st Century Oncology of El Segundo, LLC	CA
21st Century Oncology of Harford County, Maryland LLC	MD
21st Century Oncology of Jacksonville, LLC	FL
21st Century Oncology of Kentucky, LLC	KY
21st Century Oncology of New Jersey, Inc.	NJ
21st Century Oncology of Pennsylvania, Inc.	PA
21st Century Oncology of Prince Georges County, Maryland, LLC	MD
21st Century Oncology of South Carolina, LLC	SC
21st Century Oncology of Washington, LLC	WA
21st Century Oncology Services, LLC	DE
21st Century Oncology, Inc. f/k/a Radiation Therapy Services, Inc.	FL
21st Century Oncology, LLC	FL
21st Century Oncology, S.A.A.	Colombia
AHLC, LLC	NC
Ambergris, LLC	WV
American Consolidated Technologies, L.L.C.	MI
Arizona Radiation Therapy Management Services, Inc.	AZ
Asheville CC, LLC	DE
Associates in Radiation Oncology Services, LLC	FL
Astorga 21 First Oncology, S.A.S.	Colombia
Atlantic Urology Clinics, LLC	SC
Aurora Technology Development, LLC	DE
Berlin Radiation Therapy Treatment Center, LLC	MD
Bluegrass Regional Cancer Center, L.L.P.	KY
Boca Oncology Partners, LLC	FL
Boca Radiation Oncology, LLC	FL
Boynton Beach Radiation Oncology, L.L.C.	FL
Boynton Beach Real Estate, LLC	FL
Braquiterapia Buenos Aires, S.A.	Argentina
Broward Oncology Partners, LLC	FL
California Radiation Therapy Management Services, Inc.	CA
Cancer Treatment Services Arizona, LLC	AZ
Carepoint Health Solutions, LLC	DE
Carolina Radiation and Cancer Treatment Center, LLC	NC
Carolina Regional Cancer Center, LLC	SC
Ceditrin Centro de Diagnostico y Tratamiento Integral, S.R.L.	Argentina
Central Massachusetts Comprehensive Cancer Center, LLC	MA
Centro Avanzado de Radioterapia SaviaCare, S.R.L.	Dominican Republic
Centro de Diagnostico y Tratamiento, S.A.	Argentina
Centro de Estudio y Tratamiento Oncologico, S.A.	Argentina
Centro de Oncologia y Radioterapia Mar del Plata, S.R.L.	Argentina

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
Centro de Radiaciones de la Costa, S.A.	Argentina
Centro de Radioterapia del Cibao, S.A.	Dominican Republic
Centro de Radioterapia IORC, S.R.L.	Dominican Republic
Centro de Radioterapia Los Mangales, S.A.	Bolivia
Centro de Radioterapia San Juan, S.A.	Argentina
Centro de Radioterapia Siglo XXI, S.A.	Argentina
Centro de Radioterapia y Oncología Integral, S.A.	Dominican Republic
Centro Internacional de Oncologia, S.A.	Guatemala
Centro Medico Avellaneda, S.A.	Argentina
Centro Médico de Radioterapia Irazu, S.A.	Costa Rica
Centro Oncológico de las Sierras, S.A.	Argentina
Centro Privado de Oncologia y Radioterapia, S.R.L.	Argentina
Charlotte Community Radiation Oncology, Inc.	FL
Cito Centro de Interconsulta y Tratamiento Oncologico, S.A.	Argentina
Clinica de Radioterapia de Guadalajara, S. de R.L. de C.V.	Mexico
Clinica de Radioterapia de Occidente S.A., de C.V.	Mexico
Clinica de Radioterapia La Asuncion, S.A.	Guatemala
Coastal Oncology, Inc.	CA
CyberKnife Center of South Florida, LLC	FL
Derm-Rad Investment Company, LLC	FL
Devoto Construction of Southwest Florida, Inc.	FL
East Bay Comprehensive Cancer Care, LLC	RI
Emprendimientos Médicos Tecnológicos, S.A.	Argentina
EMTRO, S.A.	Argentina
Englewood Oncology, Inc.	FL
Financial Services of Southwest Florida, LLC	FL
Fountain Valley & Anaheim Radiation Oncology Centers, Inc.	CA
Gettysburg Radiation, LLC	PA
Goldsboro Radiation Therapy Services, LLC	NC
Great City Investment, S.R.L.	Dominican Republic
Herald Holdings, B.V.	Netherlands
Instituto de Radiaciones Salta, S.R.L.	Argentina
Instituto Medico Dean Funes, S.A.	Argentina
Instituto Privado de Radioterapia Cuyo, S.A.	Argentina
Integrated Cancer Care de Mexico, S. de R.L. de C.V.	Mexico
Interhealth Facility Transport, Inc.	FL
Jacksonville Radiation Therapy Services, LLC	FL
JAXPET, LLC	FL
JAXPET/Positech, LLC	FL
Manatee Radiation Oncology, Inc.	FL
Maryland Radiation Therapy Management Services, LLC	MD
MD International Investments, LLC	DE
Medical Developers Cooperatief, U.A.	Netherlands
Medical Developers Holdings, B.V.	Netherlands
Medical Developers, LLC	FL
Mica Flo II, Inc.	DE
Michigan Radiation Therapy Management Services, Inc.	MI
Mission Viejo Radiation Oncology Medical Group, Inc.	CA
Nevada Radiation Therapy Management Services, Incorporated	NV
New England Radiation Therapy Management Services, Inc.	MA
New York Radiation Therapy Management Services, LLC	NY
North Carolina Radiation Therapy Management Services, LLC	NC

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
Northwest Baltimore Radiation Therapy Regional Center, LLC	MD
Northwest Cancer Care Management Company, LLC	WA
OnCure Holdings, Inc.	DE
OnCure Medical Corp.	DE
Palms West Radiation Therapy, L.L.C.	FL
Phoenix Management Company, LLC	MI
Radiation Oncology Center, LLC	CA
Radiation Therapy School for Radiation Therapy Technology, Inc.	FL
Radiation Therapy Services International, Inc.	FL
Radioterapia del Pacifico, SpA	Chile
Radioterapia y Cancer Care S.A., de C.V.	Mexico
Roger Williams Radiation Therapy, LLC	RI
RVCC, LLC	NC
Sampson Accelerator, LLC	NC
Sampson Simulator, LLC	NC
Santa Cruz Radiation Oncology Medical Group, Inc.	CA
Santa Maria Radiation, LLC	CA
Sarasota County Oncology, Inc.	FL
Sarasota Radiation & Medical Oncology Center, Inc.	FL
SEB do Brazil Consltoria, Ltda	Brasil
Seculo 21 Radioterapia Servicos, Ltda	Brasil
Servicios y Soluciones Medicas, S.A.	El Salvador
SFM Oncology I, LLC	FL
SFM Oncology II, LLC	FL
SFM Oncology III, LLC	FL
SFM Oncology IV, LLC	FL
SFM Oncology V, LLC	FL
SFM Oncology VI, LLC	FL
SFM Palmetto, LLC	FL
SFM Radiation II, LLC	FL
SFM Radiation III, LLC	FL
SFM Radiation IV, LLC	FL
SFM Radiation V, LLC	FL
SFM Radiation VII, LLC	FL
SFM Radiation VIII, LLC	FL
SFM Radiation, LLC	FL
SFM Surgery I, LLC	FL
SFM Surgery II, LLC	FL
SFM Surgery III, LLC	FL
SFM Surgery IV, LLC	FL
SFM Surgery IX, LLC	FL
SFM Surgery V, LLC	FL
SFM Surgery VI, LLC	FL
SFM Surgery VII, LLC	FL
SFM Surgery VIII, LLC	FL
SFM Surgery X, LLC	FL
SFM Surgery XI, LLC	FL
SFM Surgery XII, LLC	FL
SFM Surgery XV, LLC	FL
SFM Urology I, LLC	FL
SFM Urology II, LLC	FL
SFM Urology III, LLC	FL

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation
SFM Urology IV, LLC	FL
SFM Urology IX, LLC	FL
SFM Urology V, LLC	FL
SFM Urology VI, LLC	FL
SFM Urology VII, LLC	FL
SFM Urology VIII, LLC	FL
SFM Urology X, LLC	FL
SFM Urology XI, LLC	FL
SFM Urology XII, LLC	FL
SFM Urology XIV, LLC	FL
SFM Urology XIX, LLC	FL
SFM Urology XV, LLC	FL
SFM Urology XVI, LLC	FL
SFM Urology XVII, LLC	FL
SFM Urology XVIII, LLC	FL
SFM Urology XX, LLC	FL
SFM Urology XXI, LLC	FL
SFM Urology XXII, LLC	FL
SFM Urology XXIII, LLC	FL
SFM Urology XXIV, LLC	FL
SFM Urology XXIX, LLC	FL
SFM Urology XXV, LLC	FL
SFM Urology XXVI, LLC	FL
SFM Urology XXVII, LLC	FL
SFM Urology XXVIII, LLC	FL
SFRO Holdings, LLC	FL
South County Radiation Therapy, LLC	RI
South Florida Medicine, LLC	FL
South Florida Radiation Oncology Coconut Creek, LLC	FL
South Florida Radiation Oncology in Wellington, LLC	FL
South Florida Radiation Oncology Jupiter, LLC	FL
South Florida Radiation Oncology Miami, LLC	FL
South Florida Radiation Oncology PSL, LLC	FL
South Florida Radiation Oncology WPB, LLC	FL
South Florida Radiation Oncology, LLC	FL
Southern New England Regional Cancer Center, LLC	RI
Terapia Radiante, S.A.	Argentina
Treasure Coast Medicine, LLC	FL
Treasure Coast Radiation Oncology, LLC	FL
U.S. Cancer Care, Inc.	DE
Unidad de Oncologia Hospital Manuel Uribe Angel de Envigado—Astorga, S.A.	Colombia
USCC Acquisition Corp.	DE
USCC Florida Acquisition Corp.	DE
USCC Healthcare Management Corp	CA
Vidt Centro Médico, S.R.L.	Argentina
West Virginia Radiation Therapy Services, Inc.	WV

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  Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT